Report Name - 10F-3

Fund - Sal Bros Capital Fund Inc.

                                Period : 01/01/05 through 06/30/05


                                    ID : 231
                           Issuer Name : Assurant (AIZ)
                            Trade Date : 01/20/05
                        Selling Dealer : Morgan Stanley
                Total Shares Purchased : 90,400.00
                        Purchase Price : 30.6
                    % Received by Fund : 0.332%
                        % of Issue (1) : 3.316%
        Other Participant Accounts (2) :         811,600.00
                      Issue Amount (2) :      27,200,000.00
          Total Received All Funds (2) :         902,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Assurant (AIZ)
                            Trade Date :        01/20/05
                 Joint/Lead Manager(s) : Morgan Stanley
                                         Citigroup
                                         Credit Suisse First Boston Corp
                                         Lehman Brothers
                                         Merrill Lynch & Co
                         Co-Manager(s) : Cochran Caronia & Co
                                         Fortis Securities
                                         Fox-Pitt Kelton Inc
                                         Goldman Sachs & Co
                                         JP Morgan Securities
                                         Keybanc Capital Markets
                                         Raymond James & Associates Inc
                                         SunTrust Robinson Humphrey
                                         UBS
                         Selling Group : N/A


                                    ID : 300
                           Issuer Name : Huntsman Corporation (HUN)
                            Trade Date : 02/10/05
                        Selling Dealer : CS First Boston
                Total Shares Purchased : 4,500.00
                        Purchase Price : 23
                    % Received by Fund : 0.007%
                        % of Issue (1) : 0.162%
        Other Participant Accounts (2) :          93,000.00
                      Issue Amount (2) :      60,200,000.00
          Total Received All Funds (2) :          97,500.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Huntsman Corporation (HUN)
                            Trade Date :        02/10/05
                 Joint/Lead Manager(s) : Citigroup
                                         Credit Suisse First Boston Corp
                                         Deutsche Bank Securities Inc
                                         Merrill Lynch & Co
                         Co-Manager(s) : CIBC World Markets
                                         Jefferies & Co
                                         JP Morgan Securities
                                         Lehman Brothers
                                         Natexis Bleichroeder Inc
                                         Scotia Capital Inc
                                         UBS
                                         WR Hambrecht + Co LLC
                         Selling Group : Blaylock & Partners
                                         CMG Institutional Trading LLC
                                         Muriel Siebert & Co Inc
                                         Samuel A Ramirez & Co
                                         Williams Capital Group LP


                                    ID : 308
                           Issuer Name : Wright Express (WXS)
                            Trade Date : 02/15/05
                        Selling Dealer : JP Morgan
                Total Shares Purchased : 835,000.00
                        Purchase Price : 18
                    % Received by Fund : 2.088%
                        % of Issue (1) : 2.978%
        Other Participant Accounts (2) :         356,300.00
                      Issue Amount (2) :      40,000,000.00
          Total Received All Funds (2) :       1,191,300.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Wright Express (WXS)
                            Trade Date :        02/15/05
                 Joint/Lead Manager(s) : Credit Suisse First Boston Corp
                                         JP Morgan Securities
                                         Merrill Lynch & Co
                         Co-Manager(s) : Banc of America Securities LLC
                                         Citigroup
                                         Deutsche Bank Securities Inc
                                         Goldman Sachs & Co
                                         Lehman Brothers
                                         UBS
                                         Wachovia Securities Inc
                         Selling Group : Harris Nesbitt
                                         Lazard Freres & Co LLC
                                         Suntrust Capital Markets
                                         Wells Fargo
                                         Williams Capital Group LP